              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                    ON APRIL 2, 2001 - REGISTRATION NO. 333-
     =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                NTL INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                        52-1822078
   (State or other Jurisdiction of                        (I.R.S. Employer
    Incorporation or Organization)                       Identification No.)

                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
               (Address of Principal Executive Offices; Zip Code)

                               NTL SHARESAVE PLAN
                            (Full Title of the Plan)

                            RICHARD J. LUBASCH, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                NTL INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 906-8480
           (Name, Address and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:
                            THOMAS H. KENNEDY, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 4 TIMES SQUARE
                         NEW YORK, NEW YORK 10036-6522
                                 (212) 735-3000

                        CALCULATION OF REGISTRATION FEE
     =====================================================================

                                                  Proposed Maximum        Proposed Maximum            Amount Of
Title Of Securities        Amount To Be            Offering Price        Aggregate Offering         Registration
 To Be Registered           Registered            Per Share (1) (2)           Price (2)                Fee (3)
- ---------------------------------------------------------------------------------------------------------------
Common Stock, par          (5) 1,787,705          $24.40                   $43,617,189.94              $11,514.94
value $0.01 per
share (including
Series A Junior
Participating
Preferred Stock
Purchase Rights) (4)

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock, par value $0.01 per share (the "Common Stock"), of the Registrant on the New York Stock Exchange on March 29, 2001.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

(4) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights) will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

(5) Pursuant to Rule 416 this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.       PLAN INFORMATION.

              Not required to be filed with this Registration Statement.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

              Not required to be filed with this Registration Statement.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by the registrant, NTL Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement as of their respective dates:

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, dated March 30, 2001;

        (2) The Company's Current Reports on Form 8-K dated January 11, 2001, January 29, 2001 and February 8, 2001;

        (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 20, 2000.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or supersedes shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of Common Stock to be issued in connection with this Registration Statement will be passed upon by Richard J.
Lubasch, Esq., Executive Vice President, General Counsel and Secretary of the Company owns 61,249 shares of Common Stock and has 580,415 options to acquire shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The indemnification of officers and directors of the Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation and By-laws of the Company. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving at its request in such capacity at another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The DGCL also allows a corporation to indemnify its officers and directors in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted if the officer or director is adjudged to be liable to the corporation unless and only to the extent that a court determines otherwise. To the extent that an officer or director of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        In accordance with Section 145 of the DGCL, the Company's By-laws provide that the Company shall indemnify its officers and directors to the full extent permitted by applicable law, including the advancement of expenses to such officers and directors.

        As permitted by Section 102 of the DGCL, the Company's Restated Certificate of Incorporation eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising from a breach or alleged breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

        In addition, Section 145 of the DGCL, empowers the Company to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        4.1   Rules of the NTL Sharesave Plan.

        5.1 Opinion of Richard J. Lubasch, Esq., Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock and associated Rights covered by this Registration Statement.

        23.1  Consent of Ernst & Young LLP, independent auditors.

        23.2 Consent of Richard J. Lubasch, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

        24.1 Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS

        (a)  The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 per cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
       Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 2nd day of April, 2001.

                                            NTL INCORPORATED


                                          By:     /s/  Richard J. Lubasch
                                              ----------------------------------
                                              Richard J. Lubasch
                                              Executive Vice President,
                                              General Counsel and Secretary

        KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Lubasch as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including any post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

 Name                                      Title                                                Date
- ------                                    -------                                              ------
  /s/ George S. Blumenthal               Chairman of the Board,                            April 2, 2001
- --------------------------------
George S. Blumenthal


  /s/ Barclay Knapp                     President, Chief Executive                         April 2, 2001
- --------------------------------        Officer and Director
Barclay Knapp


  /s/ John F. Gregg                     Senior Vice President and                          April 2, 2001
- --------------------------------        Chief Financial Officer
John F. Gregg


  /s/ Gregg N. Gorelick                 Vice President, Controller                         April 2, 2001
- --------------------------------
Gregg N. Gorelick


  /s/ Michael J. Bertinetto                   Director                 April 2, 2001
- --------------------------------
Michael J. Bertinetto


  /s/ Robert T. Goad                         Director                  April 2, 2001
- --------------------------------
Robert T. Goad


  /s/ Bernard P. Izerable                    Director                  April 2, 2001
- --------------------------------
Bernard P. Izerable


  /s/ Sidney R. Knafel                       Director                  April 2, 2001
- --------------------------------
Sidney R. Knafel


  /s/ Ted H. McCourtney                      Director                  April 2, 2001
- --------------------------------
Ted H. McCourtney


/s/ Del Mintz                                Director                  April 2, 2001
- --------------------------------
Del Mintz


  /s/ Alan J. Patricof                       Director                  April 2, 2001
- --------------------------------
Alan J. Patricof


  /s/ Warren Potash                          Director                  April 2, 2001
- --------------------------------
Warren Potash


  /s/ Jean-Louis Vinciguerra                 Director                  April 2, 2001
- --------------------------------
Jean-Louis Vinciguerra


  /s/ Michael S. Willner                     Director                  April 2, 2001
- --------------------------------
Michael S. Willner


                                 EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION OF EXHIBIT
- ----------                 ----------------------

4.1                        Rules of the NTL Sharesave Plan

5.1 Opinion of Richard J. Lubasch, Esq., Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock and associated Rights being registered.

23.1                       Consent of Ernest & Young LLP, independent auditors.

23.2 Consent of Richard J. Lubasch, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

24. Powers of Attorney (included on the signature page of this Registration Statement).